               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent to the  reference  to our firm  under the  captions  "Financial
Highlights" and "Independent  Registered  Public Accounting Firm" and to the use
of our report dated May 26, 2005 included in this  Registration  Statement (Form
N-1A Nos. 333-105970 and 811-21369) of Oppenheimer International Value Fund (the
sole fund constituting the Oppenheimer International Value Trust).

                           /s/ ERNST & YOUNG LLP

                           ERNST & YOUNG LLP

New York, New York
August 22, 2005